EXECUTION VERSION

FIRST LIEN FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of April 15, 2019 (this “Agreement”), is entered into by and among Fusion Connect, Inc., a Delaware corporation (the “Borrower”), the Guarantor Subsidiaries identified on the signature pages hereto (collectively, with the Borrower, the “Credit Parties”), the Subsidiaries identified on the signature pages hereto (collectively, the “Canadian Subsidiaries”) and the Lenders appearing on the signature pages hereto (the “Forbearing Lenders”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Credit Parties, the Lenders, Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, and together with its successors and permitted assigns, the “Administrative Agent”) and certain other parties are party to that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent and the Forbearing Lenders that certain Defaults or Events of Default have occurred or may occur under the Credit Agreement (together, the “First Lien Defaults”) as a result of the Borrower’s failure to:

(a) pay the scheduled principal installments with respect to the Tranche A Term Borrowings and the Tranche B Term Borrowings, in each case, due on April 1, 2019, which resulted in the occurrence of an Event of Default pursuant to Section 8.1(a)(i) of the Credit Agreement;

(b) pay interest with respect to certain of the Revolving Loans due on April 2, 2019, which resulted in the occurrence of an Event of Default pursuant to Section 8.1(a)(iii) of the Credit Agreement;

(c) comply with the Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters ended December 31, 2018, which resulted in the occurrence of an Event of Default pursuant to Section 8.1(c) of the Credit Agreement;

(d) timely deliver the annual audited consolidated balance sheet of the Borrower and its Subsidiaries and the related and consolidated statements of operations, stockholders’ equity and cash flows for the Fiscal Year ended December 31, 2018 and the failure to include with those financial statements a report by EisnerAmper LLP or an independent registered public accounting firm of recognized national standing that does not contain a “going concern” or like qualification or exception, which, with the passing of the grace period, will result in the occurrence of an Event of Default pursuant to Section 8.1(e) of the Credit Agreement; and

(e) comply with (i) the Total Net Leverage Ratio for the Fiscal Quarter ended March 31, 2019 and (ii) the Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters ended March 31, 2019 (together, clauses (c) and (e)(ii), the “FCCR Defaults”), which resulted in the occurrence of an Event of Default pursuant to Section 8.1(c) of the Credit Agreement;

WHEREAS, the Borrower has informed the Administrative Agent and the Forbearing Lenders that certain Defaults or Events of Default (as each are defined under the Second Lien Credit Agreement) have occurred or may occur as a result of corresponding defaults under the Second Lien Credit Agreement (together, solely with respect to any such Defaults or Events of Default (as each are defined under the Second Lien Credit Agreement, the “Second Lien Defaults”);

WHEREAS, the Borrower has also informed the Administrative Agent and the Lenders that a default or Event of Default (as defined in the New Subordinated Note) has occurred or may occur as a result of the Maker (as defined in the New Subordinated Note) failing to pay interest due and payable on the New Subordinated Note on March 31, 2019 (the “New Subordinated Note Default”), which will result in the occurrence of an Event of Default pursuant to Section 8.1(b) of the Credit Agreement;

WHEREAS, in accordance with Section 8.1 of the Credit Agreement, the Requisite Lenders and, solely with respect to the FCCR Defaults, the Requisite Tranche A/Revolving Lenders, may direct the Administrative Agent to exercise remedies as set forth therein in respect of (i) the First Lien Defaults, and (ii) the Events of Default arising under Section 8.1(b) of the Credit Agreement related to the Second Lien Defaults and the New Subordinated Note Default (together, clauses (i) and (ii), the “Collective Defaults”);

WHEREAS, the Credit Parties have requested that the Forbearing Lenders temporarily forbear, notwithstanding the occurrence of the Collective Defaults, from accelerating the unpaid principal amount of the outstanding Loans and otherwise exercising remedies (or directing the Administrative Agent to exercise remedies) pursuant to Section 8.1 of the Credit Agreement; and

WHEREAS, the Forbearing Lenders (which constitute the Requisite Lenders) and (with respect to the forbearance in respect of the FCCR Defaults) the Requisite Tranche A/Revolving Lenders agree to accommodate such request of the Credit Parties on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Incorporation of Recitals.

Each of the Credit Parties acknowledges that the recitals set forth above are true and correct in all respects and admits to the occurrence of each Collective Default.

Section 2. Amounts Owing.

Each of the Credit Parties acknowledges and agrees that, as of the date hereof, the aggregate principal amount of Loans outstanding under the Credit Agreement is $573,187,500, consisting of (i) with respect to the Tranche A Term Loans, in an aggregate principal amount of $43,312,500, (ii) with respect to the Tranche B Term Loans, in an aggregate principal amount of $490,875,000 and (iii) Revolving Commitments in an aggregate amount of $40,000,000 and Revolving Loans in an aggregate principal amount of $39,000,000, plus accrued and unpaid interest and fees thereon. Such Obligations, together with all other outstanding Obligations owing pursuant to the terms of the Credit Documents, including interest, fees, expenses and other charges, are validly owing and are not subject to any right of offset, deduction, claim, or counterclaim in favor of any Credit Party.

Section 3. Forbearance; Forbearance Period.

(a) In reliance upon the representations, warranties and covenants of the Credit Parties contained in this Agreement, and solely upon the terms and subject solely to the conditions of this Agreement, each of the Forbearing Lenders (1) hereby agrees that, during the Forbearance Period (as defined below), such Lender shall not, and shall not request or direct the Administrative Agent to, solely in respect of the Collective Defaults (but not with respect to any other Defaults or Events of Default) (i) accelerate all of the Loans and the Obligations related thereto or (ii) exercise any other rights or remedies available to the Administrative Agent or the Forbearing Lenders pursuant to Section 8.1 of the Credit Agreement or Section 5.01 of the Pledge and Security Agreement (the “Forbearance”) and (2) hereby directs the Administrative Agent, during the Forbearance Period, to abstain from taking any of the actions described in the immediately preceding sentence. The Credit Parties acknowledge and agree that the Forbearance is limited to the extent specifically set forth above and no other terms, covenants, provisions, rights or remedies under the Credit Agreement (including, for the avoidance of doubt, the right to charge default interest in accordance with Section 2.9 of the Credit Agreement during the Forbearance Period) or any other Credit Document or at law or in equity are intended to (or shall) be affected hereby, all of which remain in full force and effect.

(b) The “Forbearance Period” shall commence on the Forbearance Effective Date (as defined below) and shall terminate immediately and automatically upon the earlier to occur of (i) April 29, 2019, at 11:59 pm New York time and (ii) the occurrence of a Forbearance Termination Event (as defined below).

(c) Upon the occurrence of a Forbearance Termination Event, the Forbearance Period and the Forbearance shall immediately and automatically end without the requirement of any demand, presentment, protest, notice (including any written notice required by Section 8.1 of the Credit Agreement) or other action of any kind (other than as provided in Section 3(d) below), all of which the Borrower and each of the other Credit Parties waive; provided notwithstanding anything to the contrary herein, the Forbearance Period and Forbearance shall terminate automatically and without notice of termination immediately upon the occurrence of an Event of Default of the type set forth in Section 8.1(f) or (g) of the Credit Agreement.

(d) The occurrence of any of the following events or circumstances shall immediately and automatically constitute a termination event with respect to the Forbearance following delivery of notice (including by email) by the Administrative Agent at the request of the Requisite Lenders or the Requisite Tranche A/Revolving Lenders (each, a “Forbearance Termination Event”):

(i) the occurrence of any Default or Event of Default under the Credit Agreement or any other Credit Document that is not a Collective Default;

(ii) [reserved];

(iii) the occurrence of any breach by the Borrower or any Subsidiary of any covenant, term or other provision of this Agreement;

(iv) any representation or warranty made by the Borrower or any Subsidiary herein or which is contained in any certificate, document or financial or other statement furnished by the Borrower at any time under or in connection with this Agreement or otherwise shall prove to have been inaccurate in any material respect on or as of the date made;

(v) the commencement of any action, suit, litigation, investigation or other proceeding against the Administrative Agent or any Lender (i) by any of the Credit Parties or entity controlled by, affiliated with, related to or under common control with any of the Credit Parties; and (ii) by any Person asserting claims relating in any way to any of the Credit Parties, the Credit Agreement, the Credit Documents, or the Collateral, provided that no action permitted under the Intercreditor Agreement to be taken by the Second Lien Secured Parties, the Second Lien Required Lenders and/or the Second Lien Representative (each as defined in the Intercreditor Agreement) shall constitute a Forbearance Termination Event pursuant to this Section 3(d)(v)(ii);

(vi) any payment, or setting aside of funds, by the Borrower or any Subsidiary for the purpose of making any payments, or otherwise transfer any economic value (including the payment of any fees, costs or expenses of any advisors) to any direct or indirect equity holder of the Borrower in its capacity as such, including, without limitation, Holcombe T. Green, Jr. (or any affiliate of Holcombe T. Green, Jr.) (other than the transfer of assets in connection with the closing of the pending asset sale transaction between Lingo Communications, LLC or its affiliates, on the one hand, and any of the Credit Parties, on the other hand, pursuant to the terms of the asset purchase agreement for such transaction in effect on the date such agreement was entered into (the “Lingo Transaction”));

(vii) any payment, or setting aside of funds, by the Borrower or any Subsidiary, including with respect to interest, principal, fees, expenses, indemnification or otherwise, on account of or in connection with the Subordinated Notes or any Loans (as defined in the Second Lien Credit Agreement) or make any payment with respect to interest or principal on account of any Loans;

(viii) if the Borrower or any Subsidiary engages in any transaction (including the incurrence of any Indebtedness) or makes any payment, transfers or takes any other action (or forbear from taking any action), in each case outside the ordinary course of business (other than the Lingo Transaction), provided that for purposes of this clause (viii), any payments made by the Borrower or any Subsidiary to (x) its vendors on account of outstanding obligations owed to such vendors consistent with the 13-Week Forecast (as defined below) (provided that Greenhill shall be consulted prior to the entering into any payment plans with respect to past due amounts) or (y) the Advisors (as defined below, and solely to the extent billed on an hourly or monthly basis and excluding, for the avoidance of doubt, any transaction, completion or success fee) shall be deemed to have been made in the ordinary course of business; provided, further, that for purposes of this clause (viii), the incurrence of any Indebtedness for borrowed money shall be deemed to have been made outside the ordinary course of business;

(ix) [reserved];

(x) the Borrower or any Subsidiary shall make, enter into or implement any amendment, waiver, supplement or other modification to any employment agreement or employee compensation plan, in each case, solely to the extent such agreement or compensation plan relates to an Executive Officer (as defined below), or pay or cause to be paid any amount contemplated by such agreements or plans before the date on which such amount becomes due and payable pursuant to the terms of the such agreements or plans, as applicable, or pay or cause to be paid any bonus, incentive, retention, severance, change of control or termination payments pursuant to the terms of such agreements or plans, as applicable, including, without limitation, any transaction or other bonus previously awarded but unpaid (it being understood by the Parties that “Executive Officer” means the Borrower’s Chief Executive Officer, Chief Operating Officer, Chief Revenue Officer, Chief Financial Officer, Chief Technology Officer or Executive Vice President and General Counsel);

(xi) the failure by the Borrower, on the close of business of each Thursday during the Forbearance Period, to maintain aggregate bank and book cash balances of at least $2,000,000;

(xii) any Lender under the Credit Agreement or any agent, trustee or representative on behalf of any such Lender shall commence a legal proceeding against any Credit Party or set off against any of their respective property, in each case, with respect to enforcement of the Credit Agreement or the obligations thereunder;

(xiii) any lender under the Second Lien Credit Agreement or any agent, trustee or representative on behalf of any such lender shall commence a legal proceeding against any Credit Party or set off against any of their respective property, in each case, with respect to enforcement of the Second Lien Credit Agreement or the obligations thereunder; provided that no action permitted under the Intercreditor Agreement to be taken by the Second Lien Secured Parties, the Second Lien Required Lenders and/or the Second Lien Representative (each as defined in the Intercreditor Agreement) shall constitute a Forbearance Termination Event pursuant to this Section 3(d)(xiii);

(xiv) the Maker shall commence a legal proceeding against any Credit Party or set off against any of their respective property, in each case, with respect to enforcement of the New Subordinated Note or the obligations thereunder;

(xv) the failure by the Borrower to (a) within three (3) Business Days of the date hereof, enter into a customary fee letter (the “Greenhill Fee Letter”) reasonably acceptable to Greenhill and Co. (“Greenhill”) providing, among other things, that the Borrower shall pay all of Greenhill’s reasonable and documented fees and expenses in connection with its representation of the ad hoc group comprised of certain of the Forbearing Lenders (the “Ad Hoc Group”) and (b) promptly upon (and no later than five (5) calendar days after) request by Simpson Thacher (as defined below), enter into a customary fee letter (the “TLA/Revolver FA Fee Letter”) reasonably acceptable to a financial advisor, if any (the “TLA/Revolver FA”), engaged by Simpson Thacher on behalf of a group of Lenders of Tranche A Term Loans and Revolving Lenders (the “TLA/Revolver Group”) providing, among other things, that the Borrower shall pay all of the TLA/Revolver FA’s reasonable and documented fees and expenses;

(xvi) the failure by the Borrower to pay all of the reasonable fees and expenses of (A) Davis Polk & Wardwell LLP (“Davis Polk”) and Greenhill in accordance with the terms of a customary fee letter reasonably acceptable to Davis Polk providing, among other things, that the Borrower shall pay all of Davis Polk’s reasonable and documented fees and expenses in connection with its representation of the Ad Hoc Group and the Greenhill Fee Letter, respectively, (B) Arnold & Porter Kaye Scholer (“Arnold & Porter”) as counsel to the Administrative Agent, (C) Simpson Thacher & Bartlett LLP (“Simpson Thacher”) incurred in connection with its representation of the TLA/Revolver Group within three (3) Business Days of presentment of a summary invoice and (D) the TLA/Revolver FA (if any) in accordance with the TLA/Revolver FA Fee Letter; and

(xvii) a failure specified in Section 10(b) below.

(e) This Agreement is limited in nature and nothing contained herein is intended, or shall be deemed or construed, to (i) constitute a waiver of any Collective Default or any existing or future Defaults or Events of Default (including any Event of Default arising from the Collective Defaults) or compliance with any term or provision of the Credit Documents or at law or in equity or (ii) establish a custom or course of dealing between the Credit Parties, on the one hand, and the Administrative Agent and/or any Lender, on the other hand.

(f) Immediately and automatically upon the Forbearance Period ending in accordance with its terms, the agreements set forth in the first sentence of Section 3(a) hereof (including the Forbearance) shall be void ab initio (it being understood, for the avoidance of doubt, that this provision shall not impair the effectiveness of any other provisions of this Agreement, which shall remain in full force and effect), and each of the Administrative Agent and the Forbearing Lenders shall be free in its sole and absolute discretion, without limitation, to immediately proceed to enforce any or all of its rights and remedies provided under, and in accordance with, the Credit Documents, at law or in equity. Notwithstanding the occurrence of the Forbearance Effective Date, each of the Credit Parties acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Forbearing Lenders under the Credit Documents, at law or in equity with respect to the Credit Documents, the transactions thereunder, the Borrower or any other Credit Party shall in each case continue to be available to the Administrative Agent and the Forbearing Lenders.

(g) [Reserved].

(h) The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent and/or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower and/or the other Credit Parties are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

Section 4. Representations and Warranties.

(a) Each Credit Party hereby represents and warrants to the Administrative Agent and the Forbearing Lenders as follows (which representations and warranties are continuing and shall survive the execution and delivery hereof):

(i) the execution, delivery and performance of this Agreement by each of the Credit Parties has been duly authorized by all necessary corporate or other organizational action, and do not (A) contravene the terms of the organizational documents of such Credit Party; (B) conflict with or result in any breach or contravention of, or require any payment to be made under (1) any material contractual obligation to which such Credit Party is a party or affecting such Credit Party or its properties or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject; (C) violate any law to which such Credit Party or its property is subject; or (D) result in the creation of any Lien on any property of such Credit Party;

(ii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Agreement, other than those obtained prior to the Forbearance Effective Date or being obtained in connection herewith;

(iii) no Default or Event of Default has occurred and is continuing other than the Collective Defaults;

(iv) other than in respect of the Collective Defaults, each of the representations and warranties made by such Credit Party in the Credit Agreement and the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties were made on the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier dates); and

(v) as of the date hereof, no Third Party Forbearance Agreement (as defined below) exists between any Credit Party and any Lender, whether individually or as a group, which is not otherwise reflected or referred to in this Agreement.

Section 5. Conditions to Effectiveness of this Agreement.

This Agreement shall become effective (the date of such effectiveness being referred to herein as the “Forbearance Effective Date”) upon the occurrence of the following conditions:

(a) execution of this Agreement by the Forbearing Lenders constituting the Requisite Lenders and the Requisite Tranche A/Revolving Lenders under the Credit Agreement, the Credit Parties and the Canadian Subsidiaries;

(b) receipt by the Administrative Agent, Greenhill and the Forbearing Lenders who wish to receive such information of a preliminary cash flow forecast covering the 13-week period ending July 5, 2019, in Excel format (the “13-Week Forecast”), which 13-Week Forecast and any amendments thereto shall reflect, for the periods covered thereby, projected weekly disbursements (in line item detail), cash receipts (in line item detail), and ending cash for each week covered by the 13-Week Forecast;

(c) receipt by the Administrative Agent, Greenhill and the Forbearing Lenders who wish to receive such information of (i) the annual budget for the Fiscal Year ending December 31, 2019 that was approved by the Board of Directors of the Borrower (the “Budget”) and (ii) the associated four year business projections reviewed by the Board of Directors of the Borrower at the time it approved the Budget;

(d) receipt by the Administrative Agent, Greenhill and the Forbearing Lenders who wish to receive such information of the Borrower’s existing synergies plan relating to its acquisition of MegaPath Holding Corporation and Birch Communications Holdings, reflecting the synergies derived to date and the remaining synergies that Borrower expects to derive from those acquisition transactions;

(e) receipt by the Administrative Agent, Greenhill and the Forbearing Lenders who wish to receive such information of the Borrower’s unaudited monthly financials for the months ending January 31, 2019 and February 28, 2019;

(f) [reserved];

(g) the Borrower and each other Credit Party shall have delivered to the Forbearing Lenders who wish to receive such information (i) minutes of the Borrower and each other Credit Party authorizing the execution, delivery and performance of its obligations under this Agreement, and (ii) such other documents and instruments as the Forbearing Lenders may reasonably require, all of the foregoing of which shall be in form and substance reasonably acceptable to the Forbearing Lenders; and

(h) payment, by or on behalf of the Borrower, to the Administrative Agent, for the account of each Forbearing Lender, of an upfront fee equal to 200 basis points on the aggregate principal amount of the Loans as of the Forbearance Effective Date or, in the case of the Revolving Lenders, Revolving Commitments in effect immediately prior to giving effect to this Agreement, in each case held by such Forbearing Lender; provided that such fee shall be paid “in kind” to any Forbearing Lender who submits a signature page to this Agreement no later than 5:00 p.m. (Eastern time) on April 16, 2019 by adding the amount of such fee payable with respect to each Class of Loan held by each Forbearing Lender to the amount of the outstanding Loans of such Class of such Lender (it being understood that any such added amounts shall be treated as principal of the Loans and bear interest in accordance with the Credit Agreement for all purposes other than for the determination of Requisite Lenders, Requisite Tranche A/Revolving Lenders or any other voting provision of the Credit Agreement).

Section 6. Notice of Default.

Each Credit Party shall provide notice to the Administrative Agent and to counsel to the Forbearing Lenders promptly of its obtaining knowledge of the occurrence of any Forbearance Termination Event, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be delivered to:

The Administrative Agent:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Jeffrey Rose (jrose@wilmingtontrust.com)

With copies by electronic mail (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP
70 West Madison Street, Suite 4200
Chicago, Illinois 60602
Attn: Michael Messersmith (Michael.Messersmith@arnoldporter.com)

and

250 West 55th Street
New York, New York 10019-9710
Attn: Alan Glantz (Alan.Glantz@arnoldporter.com)

With copies by electronic mail (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Damian S. Schaible (damian.schaible@davispolk.com) and Adam L. Shpeen (adam.shpeen@davispolk.com)

Legal advisor to the TLA/Revolver Group:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: Sandeep Qusba (squsba@stblaw.com) and Soogy Lee (slee@stblaw.com)

All notices given in accordance with the provisions of this Section 6 shall be (x) deemed to have been given on the date of receipt and (y) in the case of such notices given to the Administrative Agent, promptly delivered by the Administrative Agent to the Forbearing Lenders.

Section 7. Effect upon Credit Agreement; Ratification of Liability; No Waiver; Etc.

(a) From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Credit Document, shall mean the Credit Agreement, as interpreted in accordance with the terms of this Agreement, and (ii) the term “Credit Documents” in the Credit Agreement and the other Credit Documents shall include this Agreement.

(b) Each Credit Party hereby ratifies and reaffirms that (a) each of the Credit Documents to which it is a party has been duly executed and delivered by such Credit Party to the Administrative Agent and to the Lenders and is in full force and effect as of the date hereof; (b) the agreements and obligations of each Credit Party contained in the Credit Documents, including, without limitation, all payment, performance, indemnification and other obligations and all guarantees of such obligations constitute the legal, valid and binding obligations of such Credit Party, enforceable against the Credit Parties in accordance with the terms thereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability); (c) its grant of liens on or security interests in its properties pursuant to the Credit Documents as security for the Obligations under or with respect to the Credit Agreement and confirms and agrees that such liens and security interests secure all of the Obligations, including any additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Credit Document; and (d) the Administrative Agent and the Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Credit Documents.

(c) Except as expressly provided herein, nothing in this Agreement is intended or shall be deemed or construed to in any way waive, alter or impair the obligations or any of the rights or remedies of the Administrative Agent or the Lenders under the Credit Documents, at law or in equity. All terms and provisions of the Credit Documents remain in full force and effect, except to the extent expressly modified by this Agreement. Each of the Credit Parties acknowledges that the Administrative Agent and the Lenders have made no representations as to what actions, if any, they will take after the Forbearance Period, and the Administrative Agent and each Forbearing Lender hereby specifically reserves any and all rights, remedies, claims and benefits provided for in the Credit Documents, including, without limitation, with respect to the Events of Default and each other Default that may occur. The Collective Defaults shall be deemed to have occurred and be continuing for all purposes under the Credit Documents, notwithstanding any subsequent cure or any other event or condition after the date hereof that would cause any Collective Default to be no longer continuing, and such Collective Default may only be cured or waived with the consent of, and on terms and conditions satisfactory to, the Requisite Lenders (or, with respect to any cures or waivers of the FCCR Defaults, the Requisite Tranche A/Revolving Lenders).

Section 8. More Favorable Terms.

To the extent that any other forbearance, standstill or other similar agreement entered into by any Credit Party (any such agreement, a “Third Party Forbearance Agreement”), or any amendment to any Third Party Forbearance Agreement, in each case, entered into or agreed on or after the date of this Agreement and during the Forbearance Period, provides any benefit or right (including, without limitation, the benefit of a forbearance period of shorter duration than the Forbearance Period) to any creditor party thereto that is more favorable than the benefits and rights provided to the Administrative Agent and the Lenders under this Agreement, taking into account the terms and conditions of the underlying debt financing documents in effect with such creditor party, this Agreement shall be deemed to be amended so as to cause any such benefit or right to be incorporated into this Agreement concurrently with making any such benefit or right available, and on comparable terms as it is made available, to any such other creditor.

Section 9. Release.

Each of the Credit Parties, on behalf of itself and its successors or assigns (collectively, the “Releasing Parties”), in consideration of the Forbearing Lenders’ execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defense of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, fixed or contingent, direct or indirect, joint and/or several, secured or unsecured, due or not due, liquidated or unliquidated, asserted or unasserted, or foreseen or unforeseen, which any of the Releasing Parties might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers directors, employees, attorneys or other representatives or agents (collectively, the “Releasees”) in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Agreement relating to the Credit Documents, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim” and collectively, the “Claims”). Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 9. The foregoing release, covenant and waivers of this Section 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Credit Agreement, this Agreement, any other Credit Document or any provision hereof or thereof.

Section 10. Cash Forecast; Testing Periods.

(a) During the Forbearance Period, the Borrower agrees that the aggregate payments made by the Credit Parties (excluding the reasonable fees and expenses paid by a Credit Party to (x) any legal or financial advisor retained to assist the Borrower with respect to a resolution of the Collective Defaults to the extent billed on an hourly or monthly basis and excluding, for the avoidance of doubt, any transaction, completion or success fee, or (y) any legal and financial advisor required to be retained under this Agreement or required to be paid or reimbursed under the Credit Documents, including, without limitation, Davis Polk, Greenhill, Arnold & Porter, Simpson Thacher and the TLA/Revolver FA, if any (all of the foregoing legal and financial advisors, collectively, the “Advisors”)) during each Testing Period (as defined below) to its vendors shall not exceed the aggregate amount of forecasted payments set forth in the 13-Week Forecast for the applicable Testing Period (the “Limit”) by more than $2,000,000. For purposes of this clause (a), a “Testing Period” means each period during the Forbearance Period, the first date of which shall be the Forbearance Effective Date and the last date of which shall be each Friday thereafter (each, a “Testing Date”). The Borrower shall promptly notify Greenhill and the Forbearing Lender, in each case in writing (email being acceptable notice) in the event that the aggregate payments made during any Testing Period exceed the Limit on such Testing Date by an amount in excess of $2,000,000.

(b) Each Credit Party hereby confirms, acknowledges and agrees that, unless waived in writing by the Administrative Agent (at the direction of the Requisite Lenders), the failure of Borrower to deliver any report or notice required by Section 10(a) or Section 11 below shall constitute a Forbearance Termination Event.

(c) Notwithstanding any projected amounts in the 13-Week Forecast relating to the costs and expenses of the Administrative Agent and the Forbearing Lenders that are reimbursable by the Credit Parties or any other amounts owing by the Credit Parties to the Administrative Agent and the Lenders in accordance with the Credit Agreement and the other Credit Documents, such projections shall not limit, impair, modify or waive Credit Parties’ obligation to pay the actual amounts due to the Administrative Agent and/or the Forbearing Lenders in respect of such fees, costs, expenses and other amounts owing to the Administrative Agent and the Forbearing Lenders in accordance with the Credit Agreement and the other Credit Documents.

(d) The Credit Parties acknowledge, agree and reaffirm that notwithstanding anything to the contrary in the Credit Agreement, any other Credit Document, this Agreement, or otherwise, the Administrative Agent and the Lenders shall not be responsible for, or have any liability or obligation to ensure the payment of, any costs and expenses set forth in the 13-Week Forecast or any other claims asserted or incurred in connection with the Credit Parties’ business or any proceeding commenced by or against any of the Credit Parties under any chapter of the Bankruptcy Code, and nothing in this Agreement, the Credit Agreement, any other Credit Document or otherwise shall be construed to obligate the Administrative Agent or the Lenders in any way, to pay, fund, or ensure that the Credit Parties have sufficient funds to pay any such fees, costs and expenses.

Section 11. Additional Reporting.

(a) The Borrower shall deliver to the Forbearing Lenders who wish to receive such information and Greenhill (i) a comparison of the Borrower’s unaudited monthly financials to the Budget and its standard monthly key performance indices report (the “KPIs”) for the months ending January 31, 2019 and February 28, 2019 on or prior to 5:00 p.m. (Eastern time) on April 12, 2019, (ii) monthly KPIs (for non-financial data) for the month ending March 31, 2019 on or prior to 5:00 p.m. (Eastern time) on April 12, 2019, (iii) unaudited monthly financials for the month ending March 31, 2019 and a comparison of such results against the Budget on or prior to 5:00 p.m. (Eastern time) on April 18, 2019 and (iv) unaudited monthly financials and associated monthly KPIs for each month thereafter and a comparison of such financials against the Budget no later than eleven (11) Business Days following the last date of such month occurring during the Forbearance Period.

(b) The Borrower shall deliver to the Forbearing Lenders who wish to receive such information and Greenhill (i) on or prior to 5:00 p.m. (Eastern time) on Wednesday of each calendar week, a variance report for the Testing Period ended on Friday of the prior week, in a form reasonably acceptable to Greenhill, with a narrative description of any material variances and setting forth the aggregate amount of payments made during such period and the amount by which any payments made exceed the Limit and (ii) at the time of the close of business on Thursday of each calendar week, a report, in a form reasonably acceptable to Greenhill, specifying the amount of the aggregate bank and book cash balances of the Borrower as of such date.

(c) All deliverables hereunder to Greenhill or the satisfaction or acceptability of any deliverable under this Agreement (or any amendment or supplement hereto) by Greenhill shall also be delivered to and be subject to the satisfaction of and be acceptable to the TLA/Revolver FA, if any.

(d) The Borrower shall give to the Forbearing Lenders who wish to receive such information and Greenhill three (3) Business Days’ prior notice of any proposed or contemplated transaction or other action, including the incurrence of Indebtedness, that, that would constitute a Forbearance Termination Event pursuant to Section 3(d)(viii).

Section 12. Lender Calls. The Borrower shall, at its own expense, facilitate and hold calls between Greenhill and members of the Borrower’s executive management team and/or their advisors not less than twice every week and shall invite the Forbearing Lenders or their advisors to attend such calls.

Section 13. Industry Consultant. The Borrower hereby agrees to pay and reimburse all reasonable and documented fees and expenses when due of one industry consultant with substantial experience and knowledge as to the operation of the cloud services and communication services retained by the Requisite Lenders.

Section 14. Interest Rate.

(a) On and after the date hereof and for so long as an Event of Default shall be continuing under the Credit Agreement, all Obligations shall accrue default interest in the manner set forth in Sections 2.9(a) and 2.9(b) of the Credit Agreement.

(b) The definition of “Applicable Rate” in the Credit Agreement is hereby amended, with effect as of the Forbearance Effective Date, by increasing each interest rate percentage for Loans specified therein by a percentage equal to 100 basis points per annum (the “Incremental Interest”); provided that the Incremental Interest shall be paid “in kind” by adding the amount of such Incremental Interest with respect to each Class of Loan held by each Lender to the amount of the outstanding Loans of such Class of such Lender (it being understood that any such added amounts shall be treated as principal of the Loans and bear interest in accordance with the Credit Agreement for all purposes other than for the determination of Requisite Lenders, Requisite Tranche A/Revolving Lenders or any other voting provision of the Credit Agreement).

Section 15. Revolving Commitments. The Revolving Commitments are hereby terminated.

Section 16. Fees and Expenses; Indemnities. All terms, provisions and agreements set forth in Sections 10.2 and 10.3 of the Credit Agreement are hereby incorporated herein by reference with the same force and effect as though fully set forth herein.

Section 17. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns.

Section 18. No Third-Party Beneficiaries.

No Person other than the Credit Parties, the Administrative Agent, the Lenders and, in the case of Section 9 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 9 hereof) are hereby expressly disclaimed.

Section 19. Severability.

The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

Section 20. Governing Law, Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 21. Amendments.

The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent of the Borrower, the Requisite Lenders and, to the extent that such amendment, modification, supplement, waivers or consents relate to the FCCR Defaults, the Requisite Tranche A/Revolving Lenders; provided that any date or deadline herein (including, without limitation, any extension of the Forbearance Period) may be extended by the Requisite Lenders and, to the extent the FCCR Defaults are continuing, the Requisite Tranche A/Revolving Lenders and such extension may be communicated by email to counsel to the Credit Parties.

Section 22. Further Assurances.

Each of the Credit Parties hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably necessary in order to effectuate the terms hereof.

Section 23. Entire Agreement.

This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all other prior negotiations, understandings or agreements with respect to the subject matter hereof. This Agreement shall be deemed a Credit Document.

Section 24. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 25. Section Titles.

The section and subsection titles contained in this Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Credit Parties, on the one hand, and the Forbearing Lenders, on the other hand. Any reference in this Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Agreement.

Section 26. Requisite Lender Direction.

The Lenders party hereto (which constitute the Requisite Lenders and the Requisite Tranche A/Revolving Lenders) hereby (i) instruct the Administrative Agent to comply with the Forbearance to the extent specified herein and to take the other actions (or refrain from acting), in each case, as expressly contemplated hereby and (ii) acknowledge and agree that (x) the direction set forth in this Section 26 constitutes a direction from the Requisite Lenders and the Requisite Tranche A/Revolving Lenders under the provisions of Section 9 of the Credit Agreement and (y) Sections 9.3 and 9.6 of the Credit Agreement shall apply to any and all actions (and inactions) taken by the Administrative Agent in accordance with such direction.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

FUSION CONNECT, INC., as Borrower

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel

FUSION NBS ACQUISITION CORP.
FUSION LLC
FUSION BCHI ACQUISITION LLC
FUSION CB HOLDINGS, INC.
FUSION CLOUD SERVICES LLC
FUSION COMMUNICATIONS, LLC
FUSION MANAGEMENT SERVICES LLC
FUSION TELECOM, LLC
FUSION TEXAS HOLDINGS, INC.
FUSION TELECOM OF KANSAS, LLC
FUSION TELECOM OF OKLAHOMA, LLC
FUSION TELECOM OF MISSOURI, LLC
FUSION TELECOM OF TEXAS LTD., L.L.P.
BIRCAN HOLDINGS, LLC
FUSION PM HOLDINGS, INC.
FUSION MPHC HOLDING CORP.
FUSION CLOUD COMPANY LLC
FUSION MPHC GROUP, INC.,
as Guarantor Subsidiaries

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel PRIMUS MANAGEMENT ULC BIRCAN MANAGEMENT ULC, as the Canadian Subsidiaries
By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr. Title: Executive Vice President and General Counsel

[Signature Page to Forbearance Agreement (First Lien)]

EAST WEST BANK, as Forbearing Lender
By:	/s/ Stuart Bonomo
Name:	Stuart Bonomo
Title:	Senior Vice President

GOLDAMN SACHS LENDNG PARTNER, LLC, as Forbearing Lender
By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

Morgan Stanley Senior Funding, Inc., as Forbearing Lender
By:	/s/ Roberto Ellinghaus
Name:	Roberto Ellinghaus
Title:	Vice President

MUFG UNION BANK, N.A., as Forbearing Lender
By:	/s/ David Noda
Name:	David Noda
Title:	Managing Director

Halcyon Loan Advisors Funding 2014-3, Ltd.
Halcyon Loan Advisors Funding 2015-1, Ltd.
Halcyon Loan Advisors Funding 2015-2, Ltd.
Halcyon Loan Advisors Funding 2015-3, Ltd.
Halcyon Loan Advisors Funding 2017-1, Ltd.
Halcyon Loan Advisors Funding 2017-2, Ltd.
Halcyon Loan Advisors Funding 2018-1, Ltd.
Halcyon Loan Advisors Funding 2018-2, Ltd.
as Forbearing Lender

By:	/s/ David Martino
Name:	David Martino
Title:	Controller

CBAM CLO MANAGAMENT, LLC, as Forbearing Lender
By:	/s/ Don Young
Name:	Don Young
Title:	Partner

CBAM PARTNERS, LLC, as Forbearing Lender
By:	/s/ Don Young
Name:	Don Young
Title:	Partner

OCP CLO 2013-4, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2014-5, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2014-6, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2015-10, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2015-18, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2015-19, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2016-11, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2016-12, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2017-13, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2017-14, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP CLO 2018-15, Ltd., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

OCP Credit Strategy Fund, as Forbearing Lender By: Onex Credit Partners, LLC, its manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

ONEX CLP FUNDING L.P., as Forbearing Lender By: Onex Credit Partners, LLC, as Portfolio Manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

Onex Debt Opportunity Fund, LP, as Forbearing Lender By: Onex Credit Partners, LLC, its investment manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

Onex Debt Opportunity Fund, Ltd. as Forbearing Lender By: Onex Credit Partners, LLC, its investment manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

Onex Senior Credit II, LP, as Forbearing Lender By: Onex Credit Partners, LLC, its investment manager
By:	/s/ Paul Travers
Name:	Paul Travers
Title:	Portfolio Manager

Oppenheimer Senior Floating Rate Fund, as Forbearing Lender By: OppenheimerFunds, Inc., as investment adviser
By:	/s/ Luke Obermeyer
Name:	Luke Obermeyer
Title:	Research Analyst, AUP

Oppenheimer Senior Floating Rate Plus Fund, as Forbearing Lender By: OppenheimerFunds, Inc., as investment adviser
By:	/s/ Luke Obermeyer
Name:	Luke Obermeyer
Title:	Research Analyst, AUP

Oppenheimer Master Loan Fund, LLC, as Forbearing Lender By: OppenheimerFunds, Inc., as investment adviser
By:	/s/ Luke Obermeyer
Name:	Luke Obermeyer
Title:	Research Analyst, AUP

Oppenheimer Fundamental Alternatives Fund, as Forbearing Lender By: OppenheimerFunds, Inc., as investment adviser
By:	/s/ Luke Obermeyer
Name:	Luke Obermeyer
Title:	Research Analyst, AUP

VECTOR FUSION HOLDINGS (CAYMAN), LTD., as Forbearing Lender
By:	/s/ David Baylor
Name:	David Baylor
Title:	COO

VC5 Debt Investment (Cayman), Ltd., as Forbearing Lender
By:	/s/ David Baylor
Name:	David Baylor
Title:	COO

VC4 Debt Investment (US), LLC, as Forbearing Lender
By:	/s/ David Baylor
Name:	David Baylor
Title:	COO

VECTOR TRADING (CAYMAN), LP, as Forbearing Lender
By:	/s/ David Baylor
Name:	David Baylor
Title:	COO

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